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                                                                    EXHIBIT 99.5


                               LIBERTE INVESTORS

                      SPECIAL MEETING OF THE SHAREHOLDERS
                               ON AUGUST 15, 1996
To Our Clients:

                 We have enclosed the following documents relating to a special meeting of the shareholders of Liberte Investors (the "Trust") on August 15, 1996 to vote upon: (i) the amendment to Section 8.2 of the Declaration of Trust (as amended, the "Declaration of Trust") to enable the Trust to reorganize into a Delaware corporation (the "Company"), (ii) the approval of a Plan of Reorganization, under which the Trust will reorganize into the Company, and
(iii) the approval of a Stock Purchase Agreement, under which the Company will sell shares of its common stock to Hunter's Glen/Ford, Ltd., an affiliate of Mr. Gerald J. Ford, or a permitted assignee.

         1.      A Cover Letter from the Trust's Chief Executive Officer.

         2.      A Notice of the Special Meeting of Shareholders.

         3.      A Proxy Statement/Prospectus.

         4.      A Proxy Card.

         5. A copy of the Trust's Annual Report on Form 10-K for the year ended June 30, 1995, as amended.

         6. A copy of the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                 The Proxy Card is enclosed for your information only because only the registered holders of the beneficial shares in the Trust may vote at the meeting. As the registered holder of your shares, we request your instructions concerning how you wish us to vote them. Please instruct us concerning your wishes by completing this form and returning it to us in the enclosed self-addressed envelope.


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              INSTRUCTIONS WITH RESPECT TO THE SPECIAL MEETING OF
                     THE SHAREHOLDERS OF LIBERTE INVESTORS

     1.      With respect to Proposal 1 concerning the proposal to amend Section 8.2 of the Declaration of Trust to eliminate the requirement that an entity into which the Trust reorganizes have features similar to the Trust, and permit such entity to have perpetual existence and broad operating authority, the undersigned instructs you to vote:

     [ ] FOR approval of the               [ ] AGAINST approval              [ ] ABSTAIN from voting
     amendment                             of the amendment                  for approval of the amendment

     2.      With respect to Proposal 2 concerning the proposal to approve the Plan of Reorganization, under which the
Trust will reorganize into a Delaware corporation, the undersigned instructs you to vote:

     [ ]  FOR approval of                  [ ]  AGAINST approval             [ ]  ABSTAIN from voting for  approval of
     the Plan of Reorganization            the Plan of Reorganization        the Plan of Reorganization


     3.      With respect to Proposal 3 concerning the proposal to approve the Stock Purchase Agreement, under which the Company will sell shares of Common Stock to the Purchaser that will constitute approximately 40% of the outstanding shares immediately after the sale, the undersigned instructs you to vote:

     [ ]  FOR approval of                  [ ]  AGAINST approval             [ ]  ABSTAIN from voting for approval of
     the Stock Purchase Agreement          the Stock Purchase Agreement      the Stock Purchase Agreement

NAME:
     ----------------------------------------------------------------
SIGNATURE:                                         DATE:
          -----------------------------------------     -------------
TITLE (IF NOT AN INDIVIDUAL):
                             ----------------------------------------

Unless otherwise indicated, these instructions shall be for all of the beneficial shares in the Trust that the signatory beneficially owns.
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